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                                                                    Exhibit 23.5

                         Consent of Southard Financial


         We hereby consent to the references to our firm under the heading "The Merger-Opinion of SCB's Financial Advisor" in the Registration Statement of Form S-4 of Trustmark Corporation filed in connection with the proposed Merger of Smith County Bank into Trustmark National Bank and to the filing of our fairness opinion as part of the Proxy Statement included in such Registration Statement.



                                                              SOUTHARD FINANCIAL

                                                     By: /s/ David A. Harris
                                                        -----------------------
                                                           David A. Harris

Memphis, Tennessee
January 21, 1998